Exhibit 99.1

Interval Leisure Group Reports Fourth Quarter and Full Year 2011 Results

MIAMI, March 8, 2012 (BUSINESS WIRE) — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months and full year ended December 31, 2011.

FOURTH QUARTER AND FULL YEAR 2011 HIGHLIGHTS

• ILG consolidated fourth quarter revenue increased by 6.5% from the same period last year.

• The Company generated fourth quarter diluted earnings per share of $0.16. Full year diluted earnings per share were $0.71.

• Average revenue per Interval Network member increased 4.0% for the fourth quarter compared to prior year.

• Fourth quarter Management and Rental segment revenue increased by 20.8%, full year Management and Rental revenue increased by 23.6%.  Segment Adjusted EBITDA increased by 35% year-over-year.

• Free cash flow was $82.9 million for 2011.

• ILG Board of Directors declared a quarterly cash dividend of $0.10 per share on its common stock, payable April 18, 2012 to shareholders of record as of April 2, 2012.

“Interval Leisure Group concluded 2011 on a positive note with year over year increases in fourth quarter revenue and earnings per share.  Adjusted EBITDA for the fourth quarter was up over 11%, driven in part by strong results from our Management and Rental segment.  Additionally, the Membership and Exchange segment saw early success from our new product initiatives” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “We have started 2012 with significant momentum from our recently announced acquisition of Vacation Resorts International and the addition of approximately 60,000 Shell Vacations Club members to the Interval Network as of January 2nd.”

Financial Summary & Operating Metrics (in millions except per share amounts and percentages)

	Three Months Ended December 31,		Quarter Over Quarter	Year Ended December 31,		Year Over Year
Metrics	2011	2010	Change	2011	2010	Change
Revenue	$99.5	$93.5	6.5%	$428.8	$409.4	4.7%
Membership and Exchange revenue	$79.4	$76.9	3.3%	$349.4	$345.2	1.2%
Management and Rental revenue	$20.1	$16.7	20.8%	$79.4	$64.2	23.6%
Gross profit	$65.7	$62.1	5.8%	$287.4	$281.1	2.2%
Net income attributable to common stockholders	$9.0	$6.4	40.7%	$41.1	$42.4	-3.0%
Diluted EPS	$0.16	$0.11	45.5%	$0.71	$0.73	-2.7%
Adjusted EBITDA*	$33.4	$30.0	11.2%	$151.0	$151.5	-0.3%

Balance sheet data	December 31, 2011	December 31, 2010
Cash and cash equivalents	$195.5	$180.5
Debt	$340.1	$357.6

	Year Ended December 31,
Cash flow data	2011	2010
Net cash provided by operating activities	$95.9	$91.4
Free cash flow*	$82.9	$75.0

* “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results - Fourth Quarter 2011 Consolidated Operating Results

Consolidated revenue for the quarter ended December 31, 2011 was $99.5 million, an increase of 6.5% compared to the fourth quarter of 2010.

Net income attributable to common stockholders for the three months ended December 31, 2011 was $9.0 million, an increase of $2.6 million from $6.4 million for the same period of 2010.  Net income growth for the 2011 period reflects an increase in pre-tax income of $2.9 million primarily resulting from higher gross profit of $3.6 million and interest income of $0.3 million, partly offset by increases in other operating expenses of $1.2 million. Diluted earnings per share (EPS) were $0.16 compared to diluted EPS of $0.11 for the same period of 2010.

Adjusted EBITDA was $33.4 million for the quarter ended December 31, 2011, compared to $30.0 million for the same period of 2010.

Discussion of Results - Full Year 2011 Consolidated Operating Results

Consolidated revenue for the full year ended December 31, 2011 was $428.8 million, an increase of 4.7% from $409.4 million for 2010.

Net income attributable to common stockholders for the year ended December 31, 2011 was $41.1 million or $0.71 of diluted EPS, compared to $42.4 million or $0.73 for the same period of 2010.  The decrease in net income and EPS reflects lower Membership and Exchange segment pre-tax income of $3.9 million primarily resulting from lower gross profit at Interval, partly offset by a $1.0 million increase in pre-tax income from our Management and Rental segment. The decrease in gross profit at Interval is largely due to an increase in the cost of Getaway sales as a result of changes in inventory mix.

Business Segment Results

Membership and Exchange

The Membership and Exchange segment is predominantly comprised of Interval International (Interval) which provides membership and leisure/vacation services to the individual members of its exchange networks and affinity groups, as well as related services to developers of vacation ownership resorts.  As of December 31, 2011, the Interval Network includes over 2,600 resorts located in more than 75 countries.

Membership and Exchange segment revenue for the three months and full year ended December 31, 2011, was $79.4 million and $349.4 million, respectively. For the full year 2011, Interval Network membership fee and transaction revenue were $129.5 million and $192.3 million, respectively, representing a decrease of 0.3% and an increase of 0.7%, respectively, over the prior year.  Year-over-year, average revenue per member increased slightly to $42.05, or 4.0%, in the fourth quarter and increased to $182.71, or 0.7%, for the full year, primarily reflecting increased pricing and a shift in membership mix.

At December 31, 2011, the Membership and Exchange segment had approximately two million members enrolled in its various membership programs, including the Interval Network, Trading Places International (TPI), and other private label programs.  The Interval Network had approximately 1.8 million active members, a decrease of 1.3% from December 31, 2010.

Membership and Exchange Adjusted EBITDA was $31.3 million and $143.2 million in the fourth quarter and full year 2011, respectively, representing an increase of 10.4% and a decrease of 1.7% over the segment’s Adjusted EBITDA of $28.3 million and $145.8 million in the fourth quarter and full year 2010, respectively.

Throughout 2011, Interval renewed strategic agreements with key clients and affiliated 71 new vacation ownership resorts in domestic and international markets. In 2011, over 80% of all new affiliations were located in non-US locations.

Management and Rental

The Management and Rental segment, as of December 31, 2011, consisted primarily of Aston Hotels & Resorts, LLC and Maui Condo and Home, LLC (Aston) and the management and rental business of TPI.

Management and Rental segment revenue for the three months and full year ended December 31, 2011, was $20.1 million and $79.4 million, respectively, including $8.2 million and $32.4 million of management fee and rental revenue (defined below).

Year-over-year, management fee and rental revenue grew by 30.2% for the fourth quarter and 42.9% for the full year ended December 31, 2011. The improvement was primarily driven by the inclusion of revenue from TPI for a full year and an increase in revenue per available room (“RevPAR”) at Aston. Aston RevPAR for the quarter ended December 31, 2011 was $111.82 compared to $99.79 for the same period in 2010 and for the year ended December 31, 2011 was $111.43 compared to $95.79 in 2010, resulting from both a higher average daily rate and improved occupancy rates.

Management and Rental segment Adjusted EBITDA was $2.1 million in the fourth quarter of 2011, an increase of 26.1% from the prior year period. Management and Rental segment Adjusted EBITDA for the full year 2011 was $7.8 million, an increase of 35% from Adjusted EBITDA of $5.8 million for the same period in 2010.

Capital Resources and Liquidity

As of December 31, 2011, ILG’s cash and cash equivalents totaled $195.5 million, compared to $180.5 million as of December 31, 2010. As of December 31, 2011, the

Company’s total debt outstanding was $340.1 million, net of unamortized discount, compared to $357.6 million as of December 31, 2010.

For the full year 2011, ILG’s capital expenditures totaled $13.0 million, or 3.0% of revenue. Net cash provided by operating activities was $95.9 million and free cash flow was $82.9 million.

Dividend

The Board of Directors of Interval Leisure Group has authorized a regular quarterly dividend of $0.10 per outstanding share of the Company’s common stock. The dividend is payable April 18, 2012, to shareholders of record at the close of business on April 2, 2012.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, Adjusted EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, Adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-

GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the fourth quarter and full year 2011, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (877) 556-5921 (toll-free domestic) or (617) 597-5474 (international); participant pass code: 51705623. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); pass code: 73922125. The webcast will be archived on ILG’s website for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has more than 3,500 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel- and leisure-related products and services to approximately 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 15 countries, it operates the Interval Network of more than 2,600 resorts in over 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts, Vacation Resorts International, and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as vacation rental services, to travelers and property owners at more than 200 resort and club locations throughout North America.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with our technology systems; ability of managed homeowners associations to collect sufficient management fees; third parties not repaying advances or extensions of credit; loss of the management contract for one of Aston’s largest managed properties; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$99,544	$93,512	$428,794	$409,440
Cost of sales	33,856	31,426	141,420	128,304
Gross profit	65,688	62,086	287,374	281,136
Selling and marketing expense	12,289	11,566	53,504	50,755
General and administrative expense	22,777	22,957	94,508	88,980
Amortization expense of intangibles	6,853	6,662	27,301	26,387
Depreciation expense	3,271	2,844	13,277	10,537
Operating income	20,498	18,057	98,784	104,477
Other income (expense):
Interest income	443	125	1,263	448
Interest expense	(8,707)	(8,751)	(35,575)	(35,782)
Other income (expense), net	822	724	1,580	(271)
Total other expense, net	(7,442)	(7,902)	(32,732)	(35,605)
Earnings before income taxes and noncontrolling interest	13,056	10,155	66,052	68,872
Income tax provision	(4,062)	(3,762)	(24,926)	(26,457)
Net income	8,994	6,393	41,126	42,415
Net loss attributable to noncontrolling interest	1	—	—	3
Net income attributable to common stockholders	$8,995	$6,393	$41,126	$42,418

Earnings per share attributable to common stockholders:
Basic	$0.16	$0.11	$0.72	$0.75
Diluted	$0.16	$0.11	$0.71	$0.73
Weighted average number of common stock outstanding:
Basic	56,019	57,086	56,981	56,898
Diluted	56,844	58,131	57,775	57,756

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$195,517	$180,502
Deferred membership costs	12,461	11,775
Prepaid income taxes	2,245	8,539
Other current assets	75,416	71,930
Total current assets	285,639	272,746
Goodwill and intangible assets, net	586,796	608,497
Deferred membership costs	13,331	16,108
Other non-current assets	90,556	81,033
TOTAL ASSETS	$976,322	$978,384

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$11,905	$11,302
Deferred revenue	91,214	94,651
Other current liabilities	74,891	73,165
Total current liabilities	178,010	179,118
Long-term debt	340,113	357,576
Deferred revenue	119,772	124,928
Other long-term liabilities	89,323	95,131
Redeemable noncontrolling interest	419	419
TOTAL STOCKHOLDERS’ EQUITY	248,685	221,212
TOTAL LIABILITIES AND EQUITY	$976,322	$978,384

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income	$41,126	$42,415
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	27,301	26,387
Amortization of debt issuance costs	1,806	2,389
Depreciation expense	13,277	10,537
Accretion of original issue discount	2,538	2,286
Non-cash compensation expense	11,636	10,115
Non-cash interest expense	464	66
Deferred income taxes	1,015	7,677
Excess tax benefits from stock-based awards	(1,271)	(966)
Change in fair value of contingent consideration	1,159	—
Changes in assets and liabilities	(3,144)	(9,503)
Net cash provided by operating activities	95,907	91,403
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(12,942)
Changes in restricted cash	—	954
Capital expenditures	(13,038)	(16,443)
Investment in loans receivable	(16,536)	—
Acquisition of assets	(5,600)	—
Net cash used in investing activities	(35,174)	(28,431)
Cash flows from financing activities:
Principal payments on term loan	(20,000)	(40,000)
Treasury stock purchases	(20,913)	—
Other, net	(2,642)	(1,222)
Net cash used in financing activities	(43,555)	(41,222)
Effect of exchange rate changes on cash and cash equivalents	(2,163)	(1,262)
Net increase in cash and cash equivalents	15,015	20,488
Cash and cash equivalents at beginning of period	180,502	160,014
Cash and cash equivalents at end of period	$195,517	$180,502

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$30,603	$30,593
Income taxes, net of refunds	$17,068	$21,969

OPERATING STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2011	% Change	2010	2011	% Change	2010
Membership and Exchange
Total active members at end of period (000’s)	1,780	(1.3)%	1,803	1,780	(1.3)%	1,803
Average revenue per member	$42.05	4.0%	$40.45	$182.71	0.7%	$181.36

Management and Rental
Available room nights (000’s)	380	(3.1)%	392	1,537	(4.7)%	1,613
RevPAR	$111.82	12.1%	$99.79	$111.43	16.3%	$95.79

ADDITIONAL DATA

	Three Months Ended December 31,			Year Ended December 31,
	2011	% Change	2010	2011	% Change	2010
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$41,432	7.3%	$38,611	$192,297	0.7%	$190,954
Membership fee revenue	32,169	(1.1)%	32,530	129,477	(0.3)%	129,818
Ancillary member revenue	1,472	(25.4)%	1,974	7,371	(15.4)%	8,709
Total member revenue	75,073	2.7%	73,115	329,145	(0.1)%	329,481
Other revenue	4,353	16.4%	3,741	20,282	28.8%	15,747
Total revenue	$79,426	3.3%	$76,856	$349,427	1.2%	$345,228

Management and Rental
Management fee and rental revenue	$8,211	30.2%	$6,305	$32,441	42.9%	$22,694
Pass-through revenue	11,907	15.0%	10,351	46,926	13.0%	41,518
Total revenue	$20,118	20.8%	$16,656	$79,367	23.6%	$64,212
Management and Rental gross margin	25.1%	7.9%	23.2%	24.9%	17.1%	21.3%
Management and Rental gross margin without Pass-through Revenue	61.5%	0.1%	61.4%	60.9%	1.3%	60.1%

RECONCILIATIONS OF NON-GAAP MEASURES

	Year Ended December 31,
	2011	% Change	2010
	(Dollars in thousands)

Net cash provided by operating activities	$95,907	4.9%	$91,403
Less: Capital expenditures	(13,038)	(20.7)%	(16,443)
Free cash flow	$82,869	10.6%	$74,960

	Three Months Ended December 31,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$31,285	$2,133	$33,418	$28,349	$1,691	$30,040
Non-cash compensation expense	(2,562)	(234)	(2,796)	(2,274)	(203)	(2,477)
Other non-operating income (expense), net	823	(1)	822	721	3	724
EBITDA	29,546	1,898	31,444	26,796	1,491	28,287
Amortization expense of intangibles	(5,420)	(1,433)	(6,853)	(5,312)	(1,350)	(6,662)
Depreciation expense	(3,045)	(226)	(3,271)	(2,621)	(223)	(2,844)
Less: Other non-operating income (expense), net	(823)	1	(822)	(721)	(3)	(724)
Operating income (loss)	$20,258	$240	20,498	$18,142	$(85)	18,057
Interest income			443			125
Interest expense			(8,707)			(8,751)
Other non-operating income, net			822			724
Income tax provision			(4,062)			(3,762)
Net income			8,994			6,393
Net loss attributable to noncontrolling interest			1			—
Net income attributable to common stockholders			$8,995			$6,393

	Year Ended December 31,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$143,220	$7,778	$150,998	$145,753	$5,763	$151,516
Non-cash compensation expense	(10,638)	(998)	(11,636)	(9,346)	(769)	(10,115)
Other non-operating income (expense), net	1,705	(125)	1,580	(271)	—	(271)
EBITDA	134,287	6,655	140,942	136,136	4,994	141,130
Amortization expense of intangibles	(21,689)	(5,612)	(27,301)	(21,083)	(5,304)	(26,387)
Depreciation expense	(12,331)	(946)	(13,277)	(9,690)	(847)	(10,537)
Less: Other non-operating income (expense), net	(1,705)	125	(1,580)	271	—	271
Operating income (loss)	$98,562	$222	98,784	$105,634	$(1,157)	104,477
Interest income			1,263			448
Interest expense			(35,575)			(35,782)
Other non-operating income (expense), net			1,580			(271)
Income tax provision			(24,926)			(26,457)
Net income			41,126			42,415
Net loss attributable to noncontrolling interest			—			3
Net income attributable to common stockholders			$41,126			$42,418

GLOSSARY OF TERMS

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period, which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments and (3) other non-operating income and expense. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com